Working capital loan contract

Reference: Xing Yin Shen Longgang loan zi (2013) No. 0430

Lender: Industrial Bank Co., Ltd., Shenzhen Longgang Branch

Address: Parkland, Longxiang Road, Longgang Town, Shenzhen

Legal Representative / CEO: Jinkui Li

Contact: Jinlong Huang

Address:

Postal Code:	Fax :
Tel: 0755-33837817	Fax:

Borrower: Springpower Technology (Shenzhen) Co., Ltd.

Address: Building A, Chaoshun Industrial Zone, Renmin Street, Danhu, Guanlan Road, Baoan, Shenzhen

Legal Representative / CEO: Dangyu Pan

Contact:

Address:

Postal Code:	Fax :
Tel: 0755-89686939	Fax:

Contract Location: Industrial Bank Building, Industrial Bank Co., Ltd. Shenzhen Branch

Important notes:

For protecting your rights and interests, please read, check and confirm following items carefully before signing:

1. You have the right to sign this contract. Or you have been given sufficient authority legally.

2. You have read and understood this contract carefully and sufficiently, and have paid attention on assuming, exempting or limiting responsibilities of Industrial Bank Co., Ltd., and the content with bold font.

3. Your company and you have understood the meaning of this contract and relevant legal consequence, and agree to accept these provisions.

4. The contract provided by Industrial Bank Co., Ltd. is a model contract. There is space for modifying, supplement and deleting.

5. If you have further questions to this contract, please consult Industrial Bank Co., Ltd.

After application, the lender agrees to provide working capital loan to the borrower. To clarify the rights and obligations of both parties, and abide by credit, the contracting parties sign this contract obeyed together according to relevant state laws and regulations.

Lender and Borrower confirm that the loan under the contract belongs to the following situation (1):

(1) The contract is the sub-contract of the Basic Credit Line Contract (the master contract, Contract No. Xing Yin Shen Longgang credit zi (2013) No. 0430). The amount under the master contract is RMB FIFTY MILLION YUAN ONLY, valid period is from September 5, 2013 to September 4, 2014. The foreign currency loans will be converted to RMB according to the exchange rate announced by lender on the date when the contract be signed, and will be included in credit line.

Article 1 definition and interpretation

Except agreed in writing by the contracting parties, the following words in this contract will be explained as follows:

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1. The "working capital loan" refers to the borrower’s application from the lender for payment, which is used for the daily production operations for the borrowers.

2. The "claims" or called the principal debt means the borrower (borrower) receives debts (Including principal, interest, punitive interest, compound interest, liquidated damages, damage awards, expenses for realizing financial claim, etc.) provided from the lender after verification and approval.

Expenses for realizing financial claim: the money which lender spend for realizing financial claim by litigation, arbitration, etc. Such as court (arbitration) cost, attorney fees, traveling fees, execution fees, maintenamce costs, and other necessary costs for realizing financial claim.

3. The terms of Article five under this contract defined and interpreted as follows:

"Fixed rate" means the interest rate remain unchanged during the period of the loan.

"Floating rate" means the interest rate will change by the defined period agreed by both parties.

"Float period" means both lenders and borrowers agree loan rate changes frequency. During a floating period, the loan rate is determined by the benchmark interest rate under the contract, and the rates remain unchanged; on the next floating period, the borrowing rate is determined by a new benchmark interest rate under the contract, and the rates remain unchanged.

"LIBOR" means interest rate of the London interbank market, currencies including the U.S. dollar, EURO, etc., specific numerical values are subject to the forward of Industrial Bank.

"HIBOR" means interest rate of Hong Kong financial market inter-bank lending, specific numerical values are subject to the forward of Industrial Bank.

4. The contract stipulated in Article XIII "significant transaction" means ( including but not limited): anything which might have badly effect on basic organization of borrower’s company, changes of stockholder, contingent liability, cash flow, profitability, core business secret, important assets, significant claims and debts, repayment ability, other transactions which are considered as significant transactions by lender and/or borrower.

5. The contract stipulated in Article XIII "significant event" means ( including but not limited): anything which may have badly effect on executives’ operational capability, employment and termination of core staff, core business secret, core competence, basic organization, legality, stability, development, profitability, repayment ability, other things which are considered as significant things by lender and/or borrower.

6. "Working day" means banking day, If the drawdown date or the repayment date is in legal holidays, then it is delayed to the first working day after the holidays.

Article 2 loan amount

Lender agrees to issue loan to borrower, The currency of the loan hereunder is Renminbi and the amount is TEN MOLLION YUAN ONLY.

Article 3 the usage of loan

The loan is used for current capital turnover, and shouldn’t be used for any other purposes without written consent of the lender.

Article 4 loan period

1. The term of the loan hereunder is from July 24th 2013 to July 20th 2014.

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2. If one-time loan, the actual loan date is as the date of IOU, such as the actual payment date later than the loan payment date described in the preceding paragraph, the loan maturity date shall be extended accordingly.

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4. In line with Article 6 of this contract under the conditions precedent stipulated withdrawal, the lender agreed under Article 7 of the contract payment of loan funds.

5. The lender has the right to change the use plan based on the borrower meets the relevant laws, regulations, policies and provisions of this contract withdrawals prerequisite conditions for borrowing funds to pay the guarantee contract signed contracts and guarantees corresponding formalities as well as time and other factors.

6. The several use of the loan has the same maturity, which is the date in the first IOU.

7. If the lender recovers the loan in advance accounting to the situation under this contract, the loan is deemed due in advance.

Article 5 loan rate and interest

1.	RMB loan interest rates

(1) RMB loan interest rates shall be determined according to the following (A)

A. Fixed interest rate. Annual interest rate shall be 7.2% equal the one year benchmark lending rate promulgated by the People’s Bank of China, plus 20%, and will not change during the duration.

(2) under this contract by several times with the use of borrowing corresponding benchmark interest rate, shall be issued to each actual borrowing countries during the same period the same benchmark interest rates in order to determine the standard.

(3) the RMB loan under this contract, in case of cancelling the benchmark interest rate, the lender shall be entitled to the same period, according to the national interest rate policy, according to the principle of fair and honest, and with reference to industry practices, rates and other factors, to determine the borrowing rates after notify the borrower. Borrowers have objection, should negotiate with the lender. The lender within five working days from the date of the notice if consultation fails, the lender shall have the right to recover the loan ahead of schedule, the borrower shall immediately pay off the rest of the loan principal and interest.

2.	foreign exchange loan interest rates

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3.	Repayment of the interest on the loan

Interest is repaid according to the following (A):

A. The interest on the loan hereunder is settled monthly and the settlement date is the 20th of each month.

4. The penalty of interest and compound interest

(1) If the Borrower uses the loan for any purpose other than that specified herein, the Lending Bank shall have the right to charge loan misappropriation penalty rate; misappropriation penalty rate is 50% of the loan interest rate specified in the contract until the loan principal and interest are repaid in full. If the borrower fails to repay the loan in accordance with the provisions herein, or can’t reach an extending agreement with the lender, the lender shall have the right to charge penalty rate; penalty rate is 50% of the loan interest rate specified in the contract, until the loan principal and interest are repaid in full.

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(2) The methods of collecting penalty interest rates is the same with loan interest rates.

(3) The methods of collecting penalty interest and compound interest are in accordance with specified herein.

5. The loan interest calculation hereunder is based on 360 days a year, starting on the date when the loan is disbursed.

Article 6 preconditions of withdrawal

1. The Lending Bank shall have no obligation to provide the loan hereunder to the Borrower unless the following preconditions are satisfied:

(1) The Borrower has provided all the followed documents requested by the Lending Bank:

A. The loan application, the main contents including but not limited: the project name, the amount sum, purpose, duration, plan and source of repayment;

B. The borrower passed the annual examination of the business license or certificate of legal institutions, annual examination of the tax registration certificate, organization code certificate, Articles of Association, the previous verification report, the credit card and password in the administrative department for industry and commerce registration of the legal representative and the Board members and the principal responsible persons in charge of finance lists and specimen signatures, legal representative or authorized representative of a valid identity document, other necessary corporate documents;

C. The borrower held the Board or the shareholders' meeting, or other necessary documents which is in accordance with legal procedures, and a quorum of directors or shareholders by vote, the real, legitimate and effective application to the lender on the consent of the borrower under the contract and expressly accepted by the borrower;

D. The lender approved the nearly three annual reports (attached audit report and notes) and the latest financial statements of the borrower. If the company is less than three years, the borrower has to submit all annual reports since its inception;

E. Information of related company;

F. If apply for temporary liquidity loans, need to provide procurement contracts, contract orders, debts and other related contracts, documents or data ;

G. To be taken against/pledge of collateral, required to provide arrival/proof of ownership of collateral materials, assess the value of the report, and in accordance with relevant laws and regulations should be handled arrived/pledge registration formalities have been properly handled, relevant title documents, registration original documents and other requirements in accordance with the lender to lender store; intends to take third-party guarantee is required of section 2-4 of the requested materials related guarantees, which ensure that the contract has entered into force; said guarantee shall remain in force;

H. As required by the lenders on the arrival/collateral insured, the first beneficiary of the Lender Insurance formalities have been completed and the original insurance policy has been handed over to the lender store; and the insurer remain valid; borrowers arrived/pledge, the borrower will be at this event because the insurance is entitled to claim the insurance money transferred to the lender;

I. Special industries and enterprises issued by the department shall provide the authority to approve a special industry production license or enterprise qualification certificates;

J. If either party of the contract requests for notarization or other formalities, the duly notarized;

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K. The borrower has been requested to open an account at the lender’s bank, the lender voluntarily accepts credit monitoring and supervision of payment and settlement;

L. If apply for foreign exchange project loan, borrowers are required to provide proof of the effective use and the document of relevant departments, and in accordance with the relevant foreign exchange management policy;

M. VAT, business tax and income tax returns required by the lender;

N. Other documents, reports, documents and other information required by the lender.

(2) The borrower is legally established, production and operation of legal, compliance, has continued viability and a legitimate source of repayment;

(3) The use of loan is clear, legal compliance;

(4) The statement and commitment made by the borrower in Article XI of this contract are sustained real and effective; before loan application date, there is no any event of default or potential event of default ;

(5) The borrower has completed IOU or relevant evidence with the lender. IOU or loan documents is an integral part of this contract, and this contract has the same legal effect. If the amount of loan, loan term, loan interest rates and other loan documents are inconsistent with IOU or inconsistent, then IOU or voucher records shall prevail;

(6) Borrowers in good standing, no major bad record; If a new company, its controlling shareholder should have good credit, no major bad record;

(7) Other withdrawals prerequisites required by the lender.

2. The precondition to fulfill the lender’s obligations under this contract is the prerequisite met by the borrower. The lender has the right to unilaterally decided to reduce or abandon partial withdrawal prerequisite, which will not to be a reason of defense to the lender.

3. The lender has the right to adjust the loan according to if the loan meets the relevant laws, regulations, policies, requirements or not, the prerequisite required by the lender, the time of signing the guarantee contract.

4. The Borrower hereby agree that: after signing this contract, if the borrower does not meet prerequisite of withdrawal or the pay conditions for any withdrawal, the lender has the right to stop the loan or discharge the loan contract, the resulting liability or loss is borne by the borrower. If the lender terminates the contract, it shall notify the borrower. The borrower's objection period is five working days from the notice to the borrower. If the borrower has no objections, the contract will be automatically stopped. If the borrower has objections but the two sides within five working days after the expiry of the period is still in the dispute, the lender has the right to recover the loan in advance.

5. Audited by the lender, if the borrower meets the prerequisites for contract withdrawal, the lender pay the loan under Article VII of the contract.

Article 7 monitoring of accounts and repayment of loan funds

1.	Monitoring of accounts

According to "Interim Measures on Management of liquidity loans" promulgated by the CBRC, the borrower promises to meet the prerequisite under the contract before issuing loan, and use the loan according to the agreed purposes. The lender has the right to monitoring the borrower’s basic deposit accounts, general deposit accounts, special deposit accounts, the release, payment and repayment of loans according to the contract.

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The following account provided by the borrower is specially designated account for funds withdrawn from circulation, and the borrower should provide the situation of the funds in this account:

Account Name: Springpower Technology (Shenzhen) Co., Ltd.

Account Number:

Bank: Industrial Bank, Shenzhen Longgang Branch

Based on the borrower’s Business Standing and financial condition, the lender can sign the other account management agreement with the borrower to manage the funds of the borrower. The lender has the right to recover the loan in advance according to the funds situation of this account.

2. Repayment of the Loan

(1) The lender has the right to manage and monitor the loan through the methods of entrusted payment by lenders or direct payment by borrowers.

(A) Entrusted payment by lenders refers to authorize the lender to pay the loan to the counterparty conform to the use of loan under the contract.

Adopting the way of entrusted payment by lenders, before the issue of loans, the borrower should provide information of the transaction for the use of purpose. After examination and approval by the lender, the lender shall pay the loan to the counterparty through the borrower's account.

Adopting the way of entrusted payment by lenders, if the loan has been paid to the counterparty, and the paid funds is returned for the reasons of invalid contract, the lender has the right to recover loans in advance according to Article XII of the contract.

(B) Direct payment by borrowers means the lender will release the funds to the borrower's loan account, and paid by the borrower to the counterparty conform to the use of loan under the contract.

Adopting the way of direct payment by borrowers, the borrower shall periodically report to the lender the situation of paying funds, and the lender has the right to check the use of loans through account analysis, inspection certificate, or field surveys.

(2) Entrusted payment by lenders

The Borrower agrees that the Lending Bank shall have the right to use the entrusted payment method if meet the below situation:

A. The loan relationship with the Borrower is new and the Borrower's credit grade is just in Class B3 (included) or less.

2. The working capital loans used for replacement;

3. The recipient of the payment is very clear and the amount of single loan payment is larger than RMB10 million Yuan;

4. Other: /

(3) During the course of paying the loan amount, if the Borrower experiences any of the following, the Lending Bank shall have the right to discuss with the Borrower to supplement the conditions for loan release and payment or change the loan payment method or even suspend the release and payment of the loan amount:

A. the credit situation of the Borrower deteriorates;

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B. the Borrower’s profit-making ability is weak;

C. there is abnormalities in the use of the loan funds;

D. other situations the Lending Bank considered appropriate.

Article 8 repayment of principal and interest

1. The loan principal under this contract is repaid by the way of the following section (B):

A. /

B. All loans are repaid in full and in one lump sum when maturity.

C. /

2. The Borrower shall repay the principal and interest on the date of maturity and the interest settlement date.

3. Withdrawal date, repayment date for non-banking days, will be postponed to the next bank business day. The borrower shall repay both the loan principal and interest on the last repayment date, with no constraints of Article V under the contract.

4. If the Borrower is unable to repay the loan hereunder on time and desires to extend the term of the loan, the Borrower must submit an application for extension in writing to the Lending Bank 30 business days in advance. Upon the Lending Bank’s approval, the two parties must execute a loan extension contract as a supplement hereto.

5. Repayment in advance

The Borrower shall repay the loan principal and interest on the due date under the contract.

If the Borrower desires to repay the loan ahead of the schedule, the Borrower must submit an application to the Lending Bank 30 business days in advance for approval.

For the part of repayment in advance, the lender has the right to request 0.01% interest as compensation.

6. If the borrower fails to perform the contract or breach of this case, the borrower hereby irrevocably authorizes the lender can recover the funds from accounts of all branches of the Industrial Bank without going through the judicial process, including but not limited to loan principal and interest (including default interest, compound interest), related expenses under this contract. The Borrower agrees that the lender has the right to determine the specific sequence to deduct.

Article 9 guarantees

1. The following contracts as guarantee contracts for this contract:

(1) REF: Xing Yin Shen Longgang credit (guarantee) zi (2013) No. 0430

"Maximum Amount Guaranty Contract" (the name of the contract), guarantor: Shenzhen Highpower Technology Co Ltd, mode: guarantee;

(2) REF: Xing Yin Shen Longgang credit (guarantee) zi (2013) No. 0430A "Maximum Amount Guaranty Contract" (the name of the contract), guarantor: Dangyu Pan, mode: guarantee;

(3) REF: Xing Yin Shen Longgang credit (guarantee) ying zhi zi (2013) No. 0430

"Maximum Amount Accounts Receivable Pledge Contract" (the name of the contract), guarantor: Springpower Technology (Shenzhen) Co., Ltd., security as a pledge;

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2. Before the guarantee contracts are signed or completed, the lender has the right to withhold performance under this contract, including the obligation to lend.

Article 10 the rights and obligations of both sides

1. Lender's rights and obligations

(1) The lender’s rights:

A. The right to require the borrower to repay the loan principal and interest;

B. The right to require the borrower to provide all information relating to loans;

C. The right to know the borrower's production operations and financial condition;

D. The right to supervise the purpose of the loan;

E. The right to supervise the use of loans and make requests;

F. The right to recover the funds for principal, interest and related fees from accounts of all branches of the Industrial Bank without going through the judicial process;

G. The lender has the right to transfer whole or part of the debt and a security interest to a third party without obtaining the consent of the borrower at any time under this contract. If the lender transfer whole or part of the debt and a security interest to a third party, the borrower still bear all the obligations under the contract;

H. If the borrower fails to repay the loan in accordance with the contract or the implementation of debt, the lender has the right to disclose at the Credit Information Center of People's Bank of China or the news media, and to take legal measures like litigation or arbitration;

I. The right to return loans in advance based on the borrower’s circumstances of funds unilaterally;

J. The right to own other tights ruled by laws, regulations, rules and regulations of this contract.

(2) The lender’s obligations:

A. Issue and pay loan funds according to this contract;

B. Keep the borrower's debt, finance, production, operation secrecy, but the following exceptions:

(a) Laws and regulations;

(b) Regulatory requirements or requirements;

(c) The disclosure for lender's partner.

2. The borrower's rights and obligations

(1) Borrower shall enjoy the following rights:

A. Drawdown and use loans according to the terms under this contract;

B. The right to request the lender to keep the information provided in accordance with this agreement secret.

(2) Obligations of the borrower:

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A. The lender shall provide the requested documents, as well as all Bank, account number, deposit and loan balances, and to meet the lender's investigation, examination and inspection;

B. To accept monitored by lenders for its use of funds and related production management, financial activities or inspection, and promptly take reasonable action for the lender’s requests;

C. To use the loan for the purpose according to this contract, not for other purposes, and to ensure that investment in fixed assets shall not be used; shall not be used for the banned production, management and areas; shall not be used for other investment like equity capital; shall not be used for securities, futures, real estate, etc.; shall not be used for lending activities among companies and illegal activities restricted by other countries; not allowed to make misappropriation or diversion of loans;

D. Agreed to accept the lender to monitor the accounts and repayment of loans according to Article VII of the contract;

E. To timely and fully repay loan principal and interest according to this contract;

F. Without the written consent of the lender, the borrower shall not transfer all or part of debt to a third party;

G. Does not in any way to reduce the registered capital;

H. Before the happening of the merger, division, equity transfer, foreign investment, substantial increase in the debt financing and other major issues, the borrower should provide a written notice to the lender at least 30 days and obtain the written consent of the lender, and actively implement the requirements of the lender under the contract to repay full of loan principal and interest on schedule safeguards, including but not limited to:

(a) Apply for loans from banks or other third party, or provide loans to third parties, or guarantee the debt of a third party, or substantial increase in debt financing, affect or may affect the repayment of the loan principal and interest;

(b) Make significant changes in ownership and production(including, but not limited to, with foreign, Hong Kong, Macao and Taiwan signed a joint business cooperation contract; withdraw, close, stop, converting; separation, merger, amalgamation, annexation; reorganization, the formation or converted into a joint stock company; foreign investment; with housing, equipment and other fixed assets or trademarks, patents, proprietary technology, land use rights and other intangible assets invested in shares or stock companies or investment firms to leasing, contracting, joint custody approach to property rights, management rights transactions);

(c) A change of 30% in shareholding (including but not limited to, equity transfer, hosting, hosting, pledge, etc.).

I. The Borrower shall notice the lender with written application from the date of the following conditions occur or may occur in 7 working days, and actively make safeguards required by the lender to ensure the loan and interest under the contract be repaid timely:

(a) Significant financial loss, loss of assets or other financial crisis;

(b) Closure, revocation or cancellation of business license, apply for or filed for bankruptcy, dissolution and other circumstances;

(c) Its controlling shareholder and other related company or a major crisis in the financial aspects, affecting its normal operation;

(d) The borrower's legal representative, directors or senior management of important personnel changes, affecting its normal operation;

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(e) A change of 30% in the guarantor’s equity (including, but not limited to, equity transfer, hosting, hosting, pledge, etc.);

(f) The Borrower and its controlling shareholder and other related company make related party transactions and affect its normal operation;

(g) Any litigation, arbitration or criminal, administrative penalties make its operations or financial status has significant adverse consequences;

(h) Other occurrence that may affect its solvency.

J. To accept the lender's requirements (the request in a reasonable manner prior notice to the borrower, unless the Event of Default or Potential Event of Default or due to the occurrence of specific environmental causes without the need for prior notice), allows the lender's behalf during normal office hours engaged in the following activities:

(a) Access to the borrower’s office of carrying out business activities;

(b) Check the borrower's premises, facilities, plant and equipment;

(c) Check the books of records and all other records;

(d) Ask the borrower's employees, agents, contractors, sub-contractors about information needed by the lender.

K. /.

L. Collection letters sent by the lender to the borrower, the borrower must carry out after receipt and take acknowledgment to the lender.

Article 11 Representations and Commitments of the borrower

Borrower makes following representations and commitments voluntarily, and assumes legal responsibility for the reality of the content.

1. Borrower is a legal representative, which is established according to the laws of People’s Republic of China, with full capacity for civil conduct. Borrower promises to provide related information requested by lender.

2. Borrower can perform all obligations and responsibilities under this contract, and will assume the repayment responsibility in any conditions.

3. Borrower has the right to sign this contract, and has achieved all legal approvals and authorities.

4. Signing this contract meet borrower’s the articles of association, internal decisions and resolutions of shareholders and board of directors. This contract will not conflict with the articles of association, internal decisions and resolutions of shareholders and board of directors and policies of borrower.

5. Signing and performing this contract is true willing of borrower. Signing and performing above contract will not violate the laws and regulations, rules and agreements which can limit borrower. This contract is legal and enforceable, if this contract become invalid result from borrower does not have full capacity to sign this contract, borrower should repay all losses of lender.

6. All documents, financial statements and other information, which are provided by borrower under this contract, are true, complete, accurate and effective.

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7. Borrower agrees about that bank business under this contract is limited to the regulations, conventions and practice of lender, the power of interpretation belongs to lender.

8. If borrower does not perform obligations according to this contract and sub-contract, in here borrower grant lender to obtain relevant money from any account which are opened in lender by borrower.

9. In any transactions after signing this contract, if the borrower submit any documents related to specific transaction to lender for auditing, borrower promises all documents are true, lender neither participate in nor know the essence of transaction, and will not take any responsibility.

10. The borrower confirms that, except the situations written to the lender known, the borrower does not withhold any of the following events that had happened or may be happened to make the lender not be willing to grant loans under the contract:

(1) The borrower 's debt or contingent liabilities, including but not limited to the borrower's mortgage, pledge, lien and other debt burden in assets or income undisclosed to the lender;

(2) The borrower or borrower's important management personnel have been implicated in a major discipline, illegal or event of a claim;

(3) The borrower defaults with any other lender;

(4) There was no any litigation, arbitration or administrative proceedings for the borrower’s outstanding or known to occur on the borrower, and there was no events of liquidation or other similar proceedings whether it comes forward by the borrower or by a third party;

(5) Other situations potentially affect the borrower's financial situation and solvency.

11. The borrower undertakes to use the loan for the purpose under the contract, and not used for other purposes or used for any purposes in violation of the contract. The borrower is ready to accept and cooperate with lenders for loan payment management, loan management and related inspection, as well as the lender’s inspection and inventory of the borrower's loan funds and production management, financial activities, materials inventory, assets and liabilities, bank deposits, cash inventory, etc., or other necessary or appropriate requirements deemed by the lender.

12. The borrower provide full, effective or other appropriate acceptable guarantee approved by the lender. For the house mortgage, if the house will be removed, the borrower shall promptly inform the lender to fulfill obligations; if mortgage houses were demolished, the lender has the right to require the borrower to pay off the debt in advance, or reset the mortgage and sign a new security agreement. During the loss of the original guarantee and the new mortgage registration has not been completed, the borrower should provide the secured party as guarantees; For the way of compensation to compensate for the demolition of real estate, the lender will be responsible for requesting relocation compensation as guarantee through the opening margin accounts or certificates of deposit, etc..

13. The borrower shall not reduce the registered capital in any way. Without obtaining the prior written consent of the lender, the borrower shall not transfer the part or all debt under this contract to the third party. Before all of the obligations under the contract clear up, without obtaining the written consent of the lender, the borrower is forbidden to repay any debts of other lenders (excluding other branches of Industrial Bank).

14. Significant adverse events effect the solvency of the borrower should be known promptly by the lender. The borrower should get the written consent of the consent of the lenders before the merger, division, equity transfer, foreign investment, substantial increase in the debt financing and other important matters.

15. If the lender is forced into disputes between the borrower and any other party because of fulfilling the obligations under the contract, the borrower should pay litigation or arbitration costs, legal costs and other expenses.

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16. The settlement of the loan under the contract must be settled through the account of the borrower opened in the lender.

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Article 12 recovering loans in advance

1. During the loan period, the borrower or guarantor (surety or mortgagor or pledger) has one of the following events, the lender has the right to unilaterally decide to stop the unused loan and to recover part or all of the loan principal and interest in advance. For amortization loans, if the lender recovers one term loan, the other outstanding will considered to be due in advance:

(1) The borrower provides false materials or withholds important financial facts; any statement and document made by The borrower or any representation and warranty under the contract, proves to have been untrue, inaccurate, incomplete or misleading on purpose;

(2) The borrower’s failure to use the loan proceeds for the prescribed purpose without the prior consent of the bank, or misappropriation of loans, or engagement in illegal or irregular transactions;

(3) The borrower’s use of false contracts signed with related parties to obtain bank funds or credit through discounting or pledging notes receivable and accounts receivable at bank without actual trade background;

(4) The borrower refuses to accept the supervision and inspection about the usage of credit funds, involved operation and financial activities;

(5) The borrower’s being subject to merger, split, acquisition, reorganization, equity transfer, external investment, substantive increase of debt financing and any other major event, that the bank believes might affect the safety of the loans;

(6) The borrower’s evasion of bank debts on purpose through related party transactions;

(7) credit deterioration, solvency (including contingent liabilities) decreased significantly;

(8) The borrower, the guarantor, or their related parties involve in significant cross-default under the contract;

(9) The borrower’s failure to repay the principal, interest and expenses timely according to the contract and the specific contract;

(10) The borrower’s suspension of payment, or failure or indication that it is unable to repay the debt due;

(11) The borrower’s termination of its business, liquidation, declared bankrupt, dissolution, or its business permit is revoked or canceled; The borrower’s involvement in major business dispute or deteriorated financial situation;

(12) The borrower or the guarantor’s violation of any obligations in the contract;

(13) Any pledged or mortgaged property has been or may be devalued obviously, or any rights of the pledge must be fulfilled before its maturity;

(14) The occurrence of a major event to The borrower or the guarantor’s legal representative, major individual investor, director, supervisor, key management member, being subject to an abnormal change, disappearance, or investigation or restriction by the judiciary, which have or may affect The borrower’s performance of obligation under the contract;

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(15) The emergence of the situation that otherwise provided for in the contract, or the actual situation of capital recovery that may endanger, damage, or may endanger, damage the bank’s rights and benefits.

2. One of the above circumstances occurred, the lender shall give a grace period according to production operations, financial condition and capital returns, etc. If the lender gives a grace period, during the grace period the borrower is unable to take remedial measures or remedial measures do not meet the requirements of the lender, the lender has the right to unilaterally decided to recover the loan in advance; or the lender may not give a grace period, directly to recover the loan in advance.

3. Recovering loans, the lender has the right to make appropriate measures in accordance with the second paragraph of Article XIV under the contract.

Article 13 Obligations of disclosing important transactions and events

1. The borrower shall promptly report in writing to the lender the significant transactions and events.

2. If the borrower belongs to group clients, the borrower shall promptly report to the lender of related transactions more than 10% of net assets accordance with the relevant provisions, including but not limited to:

(1) The transaction relationship of transactions;

(2) Trading program and nature of the transaction;

(3) The sum of the transaction or the corresponding proportion;

(4) The price policy (including the transaction with no amount or only nominal amounts).

Article 14 the liability for breach of contract

1. Since this contract comes into force, the lender and the borrower should perform the obligations as agreed in the contract, any one party fails to perform or not completely fulfill the obligation of this contract, should bear the corresponding liability for breach the contract.

2. The borrower use the loan for false purpose, does not pay the loan accordance with the contract, not comply with the declaration and the promises, the distortion of credit information, break through the conventions of financial indicators, a major cross default event, one of above occurred, the lender shall have the right to take one or more of the following measures:

(1) Correct default within limit time;

(2) Stop to issue the loan under this contract, and stop the payment unpaid under this contract;

(3) Require the borrower to supplement the issue and payment conditions to meet the requirements of the lender, or cancel the borrower "independent payment" to use the loans;

(4) Unilaterally decide to all or part of the debt maturity in advance;

(5) To terminate this contract unilaterally, require the borrower to repay loan principal and interest due or not due, and pay or compensation for losses;

(6) If overdue, to require the borrower to pay overdue penalty; If the borrower appropriates loan, require the borrower to pay appropriate penalty; Require the borrower to pay compound of unpaid interest;

(7) Require the borrower to add or replace surety, mortgage, pledge rights;

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(8) Make implementation about any rights under any guarantee;

(9) To recover the funds from any accounts of the borrower in industrial bank without through the judicial process, or entrust the bank of the borrower's account to recover the funds, including but not limited to loan principal and interest (including penalty interest and compound interest) and related fees under this contract. If payment currency is different from borrowing money in the account, the lender shall have the right to change it to the loan currency to pay off the loan principal and interest;

(10) The lawsuit or arbitration for requiring the borrower to repay loan principal and interest, the borrower will borne the expenses of lenders;

(11) The lender shall have the right to make measures to any movable or immovable property, physical property or intangible property of the borrower controlled by the lender, like as to seize or lien;

(12) Other measures by laws and regulations or agreed in the contract.

3. In accord with the drawings prerequisites and conditions under the contract, if the lender fails to provide the loan at the date agreed in the contract, the lender shall compensate the borrower thus caused direct economic losses. But no matter how, any foreseeable or unforeseen indirect losses will not be borne for the lender.

4. In the process of the performance of this contract, the lender will not borne for the losses of the borrower, which is caused by providing untrue, inaccurate, incomplete material or there are other defects lead to the lender make mistakes about the payment.

5. The lender will not borne for the losses of the borrower, which is caused by the loan account is frozen or other reasons.

6. One of the following events happened for the guarantor under this contract (the guarantor, the mortgagor, the pledgor), the lender shall have the right to take measures according to the second paragraph of this article:

(1) The guarantor fails to fulfill its guarantee contract, or deterioration of credit conditions, or other events of guarantee ability weakened;

(2) The mortgagor fails to perform the stipulations of the mortgage contract, or deliberately damaged collateral, or value of the mortgaged property may be or has been significantly reduced, or other events of destroying mortgage rights;

(3) The pledgor does not fulfill the pledge contract, or the pledged property value has been or may be significantly reduced, or the right of the pledge must be cashed before the payment of the loan, or other events of destroying mortgage rights.

Article 15 the cross-defaulting

If one of the following events occurs to the borrower or affiliated enterprises of the borrower, and the guarantor or the affiliated enterprises of the guarantor, it will be considered that borrower default as well, the lender have the right to recover loan in advance according to article 12 of this contract, and require the borrower to be liable for breach of contract according to article 14 of this contract:

(1) Any loan, financing or debt occur or might default or be recovered in advance;

(2) Any guarantee or similar obligation fail to be performed or might;

(3) The non-performance or violation of the relevant debt guarantee and other similar obligations of legal document or contract or might;

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(4) Failure to repay due debts or borrowing/financing;

(5) Be declared bankruptcy by the legal procedure or may;

(6) Transfer the assets or property to other lenders;

(7) other situations endanger the safety of the money under this contract.

Article 16 the continuity of obligation

All obligations of the borrower under this contract have the same effect on its heir apparent, agent, receiver, the assignee, even after merger, reorganization, change of the name.

Article 17 accelerated maturity terms of principal and interest

The borrower and the guarantor agree that once the borrower fails to perform the statements and commitments of the Clause 7, or the borrower fails to perform any obligation under this contract, the lender has the right to decide that any other obligations include all outstanding principal, interest (including punitive interest and compound interest) and relevant expense become due immediately.

Article 18 applicable law, jurisdiction and dispute resolution

1. Signing, effectiveness, performance, termination, interpretation and dispute settlement of this contract is applicable for the laws of People’s Republic of China.

2. For any dispute of this contract, the borrower and the lender should resolve through friendly consultations; If negotiation fails, both parties agree to solve by the following section (2) way:

(2) Applying for arbitration to Shenzhen Arbitration Commission, resolving the dispute by applicable rules of the Arbitration Commission, the arbitration award is final and binding on both parties. The site selection is in Shenzhen.

3. In the dispute period, the provisions which are not involved in the dispute still should be carried out according to this contract.

Article 19 files, communications and notifications

1. Any documents, communication and notification under this contract will be sent to each other according to the address, phone number or other contact methods on the cover of this contract.

2. If the contact method of one party changed, the other party should be informed immediately, otherwise the party which does not inform its change to the other must bear full responsibility for all the consequences.

3. Any documents, communications and notifications are sent according to above address, shall be deemed to arrive on the following dates:

(1) by post (including speed post, ordinary letter, registered mail), it will be deemed to arrive on the sending day after five working day;

(2) by facsimile or other electronic communication, it will be deemed to arrive on sending day;

(3) by personal service, the date of signing is deemed to be arriving date.

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Notifications by the way of website, online banking, telephone banking or business outlets announcement should be deemed to arrive on day. The lender does not need to borne any responsibility for any transmission errors, omissions, or delays of mail, fax, telephone or any other communication system.

4. The two sides agreed that the seal of the office seal, financial seal, contract seal, receive seal and credit seal is the effective seal for the documents, communications and notifications. All staves of the borrower have right to receive files, communications and notifications.

Article 20 effectiveness, modification of this contract and other matters

1. The contract will take effect from the date of signature or stamp of both parties.

2. During the effective period of this contract, the lender gives to the borrower and the guarantor any tolerance, forgiveness, or delay to use the rights and interests, shall not damage, impact or limit the lender to share the rights and interests in accordance with relevant laws and regulations and this contract, or to be deemed giving up the rights and interests, also do not affect the borrower to borne any obligation under this contract.

3. As a result of national laws and regulations or regulatory policy change, which leads to loan obligations of the lender under this contract does not conform to the laws and regulations or regulatory requirements, the lender have the right to unilaterally terminate the contract, announced that all of the loan is due in advance, the borrower should pay off the loan immediately.

4. If the lender cannot issue the loan or pay on time because of force majeure, the failure of communication or network, the failure of lender’s system, the lender does not assume any responsibility, but should promptly notice the borrower.

5. The lender shall have the right to authorize or entrust other branch of industrial bank to perform rights and obligations under this contract (including but not limited to authorized or entrusted bank branches of other related contracts, etc.) according to the borrower’s operation and management, or the loan under this contract as other branch’s to undertake, which is approval by the borrower, and without prior consent of the borrower.

6. The borrower agrees that the lender has the right to unilaterally reduce or cancel the unused loan under the contract according to production and operation situation, situation of payment and credit of other financial institutions. The lender should notice the borrower five working days before reduce or cancel the loans, without prior consent of the borrower.

7. At any time, any provision of this contract in any way is or becomes illegal, invalid or unenforceable, the legality, validity or enforceability of other provisions under the contract is not affected.

8. The heading of this contract is just for the convenience of reading, which shall not be used for interpretation or any other purposes.

9. The attachment is an integral part of this contract, and the attachment of this contract is equally valid.

10. This contract is triplet, the lender holds two copies, the borrower holds one copy, with equal legal effect.

Article 21 the notarization and voluntarily to accept compulsory execution

1. The contract should be notarized by the state notary office for if any party request notarization.

2. The notarized contract have the enforcement effect, if the borrower fails to perform the debt, or the lender realize lender's rights according to laws and regulations and this contract, the lender shall have the right to directly apply the people's court with jurisdiction for enforcement.

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Article 22 the supplementary terms and conditions:

/

/s/ [COMPANY SEAL]

The Lender (official seal):

The legal representative (signature):

The Borrower (official seal):

The legal representative (signature):

/s/ Dangyu Pan

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